SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                            THE ADAMS EXPRESS COMPANY
                (Name of Registrant as Specified in its Charter)



      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                           THE ADAMS EXPRESS COMPANY
                             SEVEN ST. PAUL STREET
                           BALTIMORE, MARYLAND 21202

                               ----------------
                           NOTICE OF ANNUAL MEETING
                                                              February 12, 1999

To the Stockholders of


     THE ADAMS EXPRESS COMPANY:


     Notice is hereby given that the Annual Meeting of Stockholders of THE ADAMS EXPRESS COMPANY, a Maryland corporation (the "Company"), will be held at The Pierre, 5th Avenue at 61st Street, New York, New York, on Tuesday, March 30, 1999, at 10:00 a.m., for the following purposes:

       (a) to elect directors as identified in the Proxy Statement for the ensuing year;

       (b) to consider and vote upon the ratification of the selection of PricewaterhouseCoopers LLP as the firm of independent accountants to audit the books and accounts of the Company for or during the year ending December 31, 1999; and

       (c) to transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record, as shown by the transfer books of the Company, at the close of business on February 12, 1999, are entitled to notice of and to vote at this meeting.



                               By order of the Board of Directors,




                            LAWRENCE L. HOOPER, JR.
                         Secretary and General Counsel

Baltimore, MD








     NOTE: STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WITHOUT DELAY.

                           THE ADAMS EXPRESS COMPANY
                             SEVEN ST. PAUL STREET
                           BALTIMORE, MARYLAND 21202
                                 -------------
                                PROXY STATEMENT
                                 -------------
     The Annual Meeting of Stockholders of The Adams Express Company, a Maryland corporation (the "Company"), will be held Tuesday, March 30, 1999, for the purposes set forth in the accompanying Notice of Annual Meeting. This statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at such meeting and at any and all adjournments thereof and is first being sent to stockholders on or about February 16, 1999.

     At the Annual Meeting, action is to be taken on (a) the election of a Board of Directors; (b) the ratification of the selection of independent accountants; and (c) the transaction of such other business as may properly come before the meeting.

     Except for Proposals (a) and (b) referred to above, the proxies confer discretionary authority on the persons named therein or their substitutes with respect to any business that may properly come before the meeting. Any stockholder executing and returning a proxy in the enclosed form has the power to revoke such proxy at any time prior to the voting thereof by written notice to the Company, by executing a later dated proxy, or by appearing and voting at the meeting. All shares represented at the meeting by proxies in the accompanying form will be voted, provided that such proxies are properly signed. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted for the election of directors and for Proposal (b) referred to above.

     The Company will pay all costs of soliciting proxies in the accompanying form. See "Other Matters" below. Solicitation will be made by mail, and officers, regular employees, and agents of the Company may also solicit proxies by telephone or personal interview. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.


SHARES OUTSTANDING AND ENTITLED TO BE VOTED AT MEETING

     Only stockholders of record at the close of business February 12, 1999, may vote at the Annual Meeting. The total number of shares of Common Stock of the Company outstanding and entitled to be voted on the record date was 51,876,651. Each share is entitled to one vote. The Company has no other class of security outstanding. Directors shall be elected by a plurality of the votes cast at the meeting. Proposal (b) referred to above requires the affirmative vote of a majority of the votes cast at the meeting. Unless otherwise required by the Company's Articles of Incorporation or By-laws, or by applicable Maryland law, any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast at the meeting. Shares of Common Stock represented by proxies marked "withhold authority" (with respect to the election of any nominee for election as director), or marked abstain, or which constitute a broker non-vote will be counted as present at the meeting for determining a quorum. (Broker non-votes occur when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and such nominee does not possess or choose to exercise discretionary authority with respect thereto.) With respect to any matter to be decided by a plurality or majority of the votes cast at the meeting, proxies marked "withhold authority" (with respect to the election of any nominee for election as director), or marked abstain, or which constitute a broker non-vote will not be counted for the purpose of determining the number of votes cast at the meeting, and therefore will have no effect on any such vote. With respect to any matter to be decided by a majority of all the votes entitled to be cast at the meeting, proxies marked abstain or which constitute a broker non-vote will have the effect of a negative vote.

     As of December 31, 1998, the Company knows of no person or group of persons that owns beneficially more than 5 percent of the outstanding Common Stock of the Company, except as set forth immediately below. According to a
Schedule 13G filed with the Securities and Exchange Commission on February 9, 1999, Erik E. Bergstrom, directly and indirectly, owns 2,943,406 shares of Common Stock of the Company, which represents 5.7% of the Company's outstanding Common Stock. Mr. Bergstrom disclaimed beneficial ownership of certain of these shares. Mr. Bergstrom's address is P.O. Box 126, Palo Alto, CA 94302.


(A) NOMINEES FOR ELECTION AS DIRECTORS

     Unless contrary instructions are given by the stockholder signing a proxy, it is intended that each proxy in the accompanying form will be voted at the Annual Meeting for the election of the following nominees to the Board of Directors for the ensuing year, all of whom have consented to serve if elected:



  Enrique R. Arzac           W. D. MacCallan     Landon Peters
  Allan Comrie               W. Perry Neff       John J. Roberts
  Daniel E. Emerson          Douglas G. Ober     Robert J. M. Wilson
  Thomas H. Lenagh

     If for any reason one or more of the nominees above named shall become unable or unwilling to serve (which is not now expected) when the election occurs, proxies in the accompanying form will, in the absence of contrary instructions, be voted for the election of the other nominees above named and may be voted for substitute nominees in the discretion of the persons named as proxies in the accompanying form. The directors elected will serve until the next annual meeting or until their successors are elected, except as otherwise provided in the By-laws of the Company.


INFORMATION AS TO NOMINEES FOR ELECTION AS DIRECTORS (AS OF DECEMBER 31, 1998)

     Set forth below with respect to each nominee for director are his name and age, any positions held with the Company, other principal occupations during the past five years, other directorships and business affiliations, the year in which he first became a director and the number of shares of Common Stock of the Company beneficially owned by him. Also set forth below is the number of shares of Common Stock beneficially owned by all the directors and officers of the Company as a group.

                                                                                                     SHARES OF
                                                                                                      COMMON
                                                                                        HAS            STOCK
                                                                                      BEEN A       BENEFICIALLY
                   NAME, AGE, POSITIONS WITH THE COMPANY, OTHER                      DIRECTOR          OWNED
                   PRINCIPAL OCCUPATIONS AND OTHER AFFILIATIONS                        SINCE      (A)(B)(C)(D)(E)
---------------------------------------------------------------------------------   ----------   ----------------
Enrique R. Arzac, 57, Professor of Finance and Economics, formerly Vice Dean of       1983            4,898
   Academic Affairs of the Graduate School of Business, Columbia University.
   Director of Petroleum & Resources Corporation*, BEA Income Fund, Inc., BEA
   Strategic Income Fund, Inc., Brazilian Equity Fund, Chile Fund, Emerging Markets
   Infrastructure Fund, Emerging Markets Telecommunications Fund, First Israel
   Fund, Latin America Equity Fund, Latin America Investment Fund and Portugal
   Fund (investment companies).

* Non-controlled affiliate of the Company.

                                                                                                           SHARES OF
                                                                                                            COMMON
                                                                                              HAS            STOCK
                                                                                            BEEN A       BENEFICIALLY
                      NAME, AGE, POSITIONS WITH THE COMPANY, OTHER                         DIRECTOR          OWNED
                      PRINCIPAL OCCUPATIONS AND OTHER AFFILIATIONS                           SINCE      (A)(B)(C)(D)(E)
---------------------------------------------------------------------------------------   ----------   ----------------
Allan Comrie, 79, Formerly President and Chief Executive Officer of U.S. & Foreign          1987              5,525
   Securities Corp. (investment company). Director of Petroleum & Resources
   Corporation. Formerly a director of Japan Fund, Inc. (investment company) and formerly a Trustee of Atlantic Mutual Companies (insurance).
Daniel E. Emerson, 74, Retired Executive Vice President of NYNEX Corporation, retired       1982              8,466
   Chairman of the Board of both NYNEX Information Resources Co. and NYNEX
   Mobile Communications Co. Previously, Executive Vice President and Director of
   New York Telephone Company. Presently, Past Chairman, National Board of
   Directors, YMCA of the U.S.A. Director of Petroleum & Resources Corporation and
   Clifford of Vermont (cable and wire distribution).
Thomas H. Lenagh, 80, Financial Advisor, formerly Chairman of the Board and Chief           1968              1,423
   Executive Officer of Greiner Engineering Inc. (formerly Systems Planning Corp.)
   (consultants), formerly financial vice president, Aspen Institute (research), and financial advisor and prior thereto Treasurer of the Ford Foundation (charitable foundation). Director of Gintel Funds, Clemente Global Growth Fund, and
   Petroleum & Resources Corporation (investment companies). Director of USLIFE
   Corp., ICN Pharmaceuticals, Inc., V-Band Corp. (telecommunications manufacturing), ASD Group (electronic contract manufacturing), and Inrad Corp.
   (crystals).
W. D. MacCallan, 71, Retired Chairman of the Board and Chief Executive Officer of the       1971             98,280
   Company. Director, former Chairman of the Board and Chief Executive Officer of
   Petroleum & Resources Corporation. Formerly, consultant to the Company and
   Petroleum & Resources Corporation. Previously, Director of the Hanover Funds,
   Inc. and the Hanover Investment Funds, Inc. (investment companies). Presently,
   Trustee, Vista Family of Mutual Funds (fifty funds).
W. Perry Neff, 71, Private Financial Consultant, Retired Executive Vice President of        1987              3,586
   Chemical Bank. Director of Petroleum & Resources Corporation and Manus Life
   Financial (insurance). Previously, Chairman of the Board and Director of both the
   Hanover Funds, Inc. and the Hanover Investment Funds, Inc. (investment companies) and a Director of Van Deventer & Hoch (investment company).
   Presently, Trustee, Vista Family of Mutual Funds (fifty funds).
**Douglas G. Ober, 52, Chairman of the Board and Chief Executive Officer since April        1989             66,148
   1, 1991 of the Company. Chairman of the Board, Chief Executive Officer and
   Director of Petroleum & Resources Corporation.
Landon Peters, 68, Private Investor, previously Investment Manager, Y.M.C.A.                1974              4,756
   Retirement Fund. Formerly Executive Vice President and Treasurer and prior thereto Senior Vice President and Treasurer of The Bank of New York. Director of
   Petroleum & Resources Corporation.
John J. Roberts, 76, Senior Advisor, formerly Vice-Chairman, External Affairs,              1976              4,574
   American International Group, Inc. (insurance). Formerly Chairman and Chief
   Executive Officer of American International Underwriters Corporation (insurance).
   Previously President of American International Underwriters Corporation-U.S./
   Overseas Operations. Director of American International Group, Inc. and
   Petroleum & Resources Corporation.
Robert J. M. Wilson, 78, Retired President of the Company. Director and retired             1975             28,497
   President of Petroleum & Resources Corporation.
Directors and Executive Officers as a group.                                                                481,031

----------
 ** Mr. Ober is an "interested person," as defined by the Investment Company
    Act of 1940, because he is an officer of the Company.

(a) To the Company's knowledge, other than shares referred to in footnotes (b),
    (c) and (d) below, each director and officer had sole investment and sole voting power with respect to the shares shown opposite his name, except
    (i) Mr. Lenagh, who has only investment power, (ii) 1,354 shares shown for Mr. Peters, which were beneficially owned by his wife, and as to which he had shared investment power but no voting power and disclaims beneficial ownership; and (iii) 1,408 shares shown for Mr. Emerson, which are owned jointly with his wife and as to which he has shared investment and voting power.

(b) Of the amount shown, 17,395 shares beneficially owned by Mr. Ober were held by the Trustee under the Employee Thrift Plan of the Company. The Trust Agreement under such Plan provides that Plan participants have sole voting power, but no investment power, with respect to such shares.

(c) Of the amount shown as beneficially owned by the directors and executive officers as a group, 119,119 shares were held by the Trustee under the Employee Thrift Plan.

(d) The amounts shown include shares subject to option under the Company's Stock Option Plan (see "Stock Option Plan" below) by Mr. Ober (48,704 shares) and directors and executive officers as a group (200,725 shares). Mr. Ober and the officers with shares subject to option all disclaim beneficial ownership of those shares.

(e) Calculated on the basis of 51,876,651 shares outstanding on December 31, 1998, each director owned less than 1.0% of the Common Stock outstanding. The directors and executive officers as a group owned 0.9% of the Common Stock outstanding.

     The nominees for election as directors of the Company listed below are also the nominees for election to the Board of Directors of Petroleum & Resources Corporation ("Petroleum"), the Company's non-controlled affiliate, of which the Company owned 1,145,570 shares or approximately 8.3% of the outstanding Common Stock on December 31, 1998. Set forth below next to each nominee's name is the number of shares of Petroleum beneficially owned by such nominee at December 31, 1998. Of these Petroleum shares, 6,093 were held by the Trustee of the Petroleum Employee Thrift Plan for Mr. Ober, as to which he had sole voting and no investment power, and 32,107 shares are subject to option by Mr. Ober. Mr. Ober disclaims beneficial ownership of these latter shares.



NOMINEE                   PETROLEUM SHARES    NOMINEE                  PETROLEUM SHARES
----------------------   ------------------   ---------------------   -----------------
   Enrique R. Arzac             1,671         W. Perry Neff                    718
   Allan Comrie                 1,418         Douglas G. Ober               38,233
   Daniel E. Emerson            3,552         Landon Peters                    870
   Thomas H. Lenagh             1,202         John J. Roberts                  902
   W. D. MacCallan             13,006         Robert J. M. Wilson            6,812

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each director and officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 is required to report to the Securities and Exchange Commission by a specified date his or her beneficial ownership of or transactions in the Company's securities. Based upon a review of filings with the Securities and Exchange Commission and written representation that no other reports are required, the Company has no reason to believe that any such directors and officers have not filed all requisite reports with the Securities and Exchange Commission on a timely basis during 1998.


INFORMATION AS TO OTHER EXECUTIVE OFFICERS

     Set forth below are the names, ages and positions with the Company and Petroleum of all executive officers of the Company other than those who also serve as directors. Executive officers serve as such until the election of their successors.

     Ms. Maureen A. Jones, 51, has served as Vice President and Treasurer of the Company and Petroleum since January 1, 1998, and Treasurer of the Company and Petroleum since January 1, 1993.

     Mr. Richard F. Koloski, 54, has served as Executive Vice President of the Company since January 1, 1986, and President of Petroleum since April 1, 1986.

     Mr. Joseph M. Truta, 54, has served as President of the Company since April 1, 1986, and Executive Vice President of Petroleum since January 1, 1986.


     Mr. Lawrence L. Hooper, Jr., 46, has served as Secretary and General Counsel of the Company and Petroleum since April 1, 1997. Prior thereto, he was a partner in Tydings & Rosenberg L.L.P., a Baltimore, Maryland law firm.


                                                  SHARES OF
                                                   COMMON
                                                    STOCK
                                                BENEFICIALLY
    SECURITY OWNERSHIP OF MANAGEMENT (A)            OWNED
NAME                                           (B) (C) (D) (E)
-------------------------------------------   ----------------
  Maureen A. Jones ........................         12,464
  Richard F. Koloski ......................         84,290
  Joseph M. Truta .........................        148,443
  Lawrence L. Hooper, Jr. .................          9,681

----------
(a) As of December 31, 1998. Share ownership of directors and executive officers as a group is shown in the table beginning on page 2 and footnotes thereto.

(b) To the Company's knowledge, each officer had sole investment and voting power with respect to the shares shown opposite his or her name above other than shares referred to in footnote (c) below.

(c) Of the amounts shown, the following shares beneficially owned by the respective officer were held by the Trustee under the Employee Thrift Plan of the Company: Ms. Jones (4,384 shares), Mr. Koloski (23,469 shares), Mr. Truta (71,499 shares), and Mr. Hooper (2,372 shares). The Trust Agreement under such plan provides that plan participants have sole voting power but no investment power with respect to such shares.

(d) The amounts shown include shares subject to option under the Company's Stock Option Plan (see "Stock Option Plan" below), by Ms. Jones (8,080 shares), Mr. Koloski (60,821 shares), Mr. Truta (75,821 shares), and Mr. Hooper (7,299 shares).

(e) Calculated on the basis of 51,876,651 shares of Common Stock outstanding on December 31, 1998, each of the officers listed above owned less than 1.0% of the Common Stock outstanding.


BOARD MEETINGS AND COMMITTEES OF THE BOARD

     Overall attendance at the twelve meetings of the Board held in 1998 was approximately 93.9%. Each Director attended at least 75% of the total of all
(i) meetings of the Board and (ii) meetings of Committees of the Board on which he served in 1998, except for Mr. Roberts.

AUDIT COMMITTEE

     Messrs. Emerson, Lenagh, Peters and Wilson, none of whom is an "interested person," constitute the membership of the Board's Audit Committee, which met twice during 1998. The Audit Committee (1) recommends to the Board of Directors the firm of independent accountants to be engaged to audit the books of account and other corporate records of the Company, (2) reviews with the independent accountants the scope of their audit, with particular emphasis on the areas to which either the Committee or the independent accountants believe special attention should be directed, (3) reviews the recommendations of the independent accountants regarding internal controls and other matters, and (4) makes reports, whenever deemed advisable, to the Board of Directors with respect to the internal controls and accounting practices of the Company. The Audit Committee also reviews the audit and non-audit fees of the independent accountants.


EXECUTIVE COMMITTEE

     Messrs. Arzac, Comrie, MacCallan, Marusi*, Ober**, Peters, and Roberts constitute the membership of the Board's Executive Committee, which met twice during 1998. The Committee has the authority of the Board of Directors between meetings of the Board except as limited by law, the Company's By-laws, or Board resolution. The Executive Committee also performs the duties of a nominating committee. It recommends to the full Board candidates for directorship. It is the policy of the Executive Committee not to consider unsolicited nominations for director.


COMPENSATION COMMITTEE

     Messrs. Arzac, Comrie, MacCallan, Marusi* and Neff constitute the membership of the Board's Compensation Committee, which met three times during 1998. The Compensation Committee reviews and recommends changes in the salaries of directors, executive officers, officers, and employees, and advises upon the compensation and stock option plans in which the executive officers, officers, and employees of the Company are eligible to participate.


BOARD OF DIRECTORS COMPENSATION

     During 1998, each director who is not an interested person received an annual retainer fee of $7,750 and a fee of $500 for each Board meeting attended. Messrs. Emerson, Lenagh, Neff, Roberts and Wilson are the director members of the Retirement Benefits Committee of the Company and Petroleum, which administers the Employees' Retirement Plans, Supplemental Retirement Plans and the Employee Thrift Plans of the Company and Petroleum. All members of each Committee, except executive officers and/or interested persons, receive an additional annual retainer fee of $1,500 for each committee membership and a fee of $500 for each meeting attended; the Chairman of each committee except for the Executive Committee receives an additional fee of $500 for each committee meeting attended. The total amount of fees paid to "disinterested person" directors in 1998 was $182,750.


REMUNERATION OF DIRECTORS AND OTHERS

     The following table sets forth for each of the persons named below the aggregate current remuneration received from the Company and Petroleum during the fiscal year ended December 31, 1998, for services in all capacities:
----------
* Mr. Marusi resigned as a director as of October 12, 1998.
** Mr. Ober is an "interested person."

                                                                                    PENSION OR
                                                                                    RETIREMENT          ESTIMATED
                                                                                 BENEFITS ACCRUED        ANNUAL
                                                          AGGREGATE               DURING THE LAST     BENEFITS UPON
          NAME OF PERSON,POSITION               REMUNERATION (1) (2) (3) (4)      FISCAL YEAR (5)      RETIREMENT
--------------------------------------------   ------------------------------   ------------------   --------------
Douglas G. Ober          Chairman of the
                         Board and Chief
                         Executive Officer                $530,000                      --              $163,075
Joseph M. Truta          President                         291,000                      --               134,580
Richard F. Koloski       Executive Vice
                         President                         270,000                      --               132,660
Enrique R. Arzac         Director (A)(C)                    38,500                      N/A                N/A
Allan Comrie             Director (A)(C)                    38,500                      N/A                N/A
Daniel E. Emerson        Director (B)(D)                    40,500                      N/A                N/A
Thomas H. Lenagh         Director (B)(D)                    38,500                      N/A                N/A
W. D. MacCallan          Director (A)(C)                    34,500                      N/A                N/A
Augustine R. Marusi*     Director (A)(C)                    35,500                      N/A                N/A
W. Perry Neff            Director (C)(D)                    35,500                      N/A                N/A
Landon Peters            Director (A)(B)                    38,500                      N/A                N/A
John J. Roberts          Director (A)(D)                    29,000                      N/A                N/A
Robert J. M. Wilson      Director (B)(D)                    36,500                      N/A                N/A

----------
     (A) Member of Executive Committee
     (B) Member of Audit Committee
     (C) Member of Compensation Committee
     (D) Member of Retirement Benefits Committee

     (1) Of the amounts shown, direct salaries paid by the Company to Messrs. Ober, Truta and Koloski were $213,000, $142,710, and $58,000, respectively. Of the amounts shown, Petroleum paid non-deferred salaries to Mr. Ober ($84,100), Mr. Truta ($55,390) and Mr. Koloski ($134,900). Of the amounts shown, $2,900 for Mr. Ober, $2,900 for Mr. Truta, and $7,100 for Mr. Koloski, was deferred compensation under the Employee Thrift Plan paid by Petroleum for the respective employee's account. Of the Company's direct salaries, $7,100 for Mr. Ober, $7,100 for Mr. Truta, and $2,900 for Mr. Koloski, was deferred compensation under the Company's Employee Thrift Plan. The non-employee Directors do not participate in either Thrift Plan.

     (2) The Company and Petroleum each offer an Employee Thrift Plan (see "Employee Thrift Plan" below) to their respective employees under which contributions are made to match the contributions made by eligible employees, and each paid bonuses to certain officers. Of the amounts shown, $163,300, $63,900, and $20,300 were bonuses and/or plan contributions for Messrs. Ober, Truta, and Koloski, respectively. Petroleum made contributions and/or paid bonuses of $66,700 for Mr. Ober, $26,100 for Mr. Truta, and $49,700 for Mr. Koloski, respectively. The non-employee Directors do not receive bonuses from either company.

     (3) In addition, $79,904 for Mr. Ober, $161,269 for Mr. Truta, and $41,924 for Mr. Koloski was the net gain realized by them upon the exercise of stock appreciation rights during 1998 granted under the Company's Stock Option Plan (see "Stock Option Plan" below).

     (4) Of the amounts shown for non-employee Directors, exactly one-half was paid by Petroleum.

     (5) The Company and Petroleum each have a noncontributory Employees' Retirement Plan. No contributions were made by the Company or Petroleum to their respective plans in 1998.
----------
* Mr. Marusi resigned as a director as of October 12, 1998.

STOCK OPTION PLAN

     On December 12, 1985, the Company's Board of Directors adopted a Stock Option Plan (the "Plan"), which was approved by the stockholders at the March 26, 1986 Annual Meeting of Stockholders and amended at the March 29, 1994 Annual Meeting of Stockholders. The Plan provides for the grant to "key employees" (as defined in the Plan) of options to purchase an aggregate maximum of 2,050,000 shares of Common Stock of the Company, together with related stock appreciation rights, of which (i) 850,000 shares may be made subject to options granted between December 12, 1985 and December 11, 1995, and (ii) 1,200,000 shares may be made subject to options granted between December 9, 1993 and December 8, 2003. All options granted or to be granted under the Plan currently will be treated as non-qualified stock options under the Internal Revenue Code. The Plan is administered by the Compensation Committee of the Board of Directors, which consists of five members of the Board, none of whom is eligible to receive grants under the Plan. The grant of options is at the discretion of the Compensation Committee.

     The Plan provides that, among other things, (a) the option price per share shall not be less than the fair market value of the Common Stock at the date of grant, except that the option price per share will be reduced after grant of the option to reflect capital gains distributions to the Company's stockholders, provided that no such reduction shall be made which will reduce the option price below 25% of the original option price; (b) an option will not become exercisable until the optionee shall have remained in the employ of the Company for at least one year after the date of grant and may be exercised for 10 years unless an earlier expiration date is stated in the option; and (c) no option or stock appreciation right shall be granted after December 8, 2003.

     The Plan permits the grant of stock appreciation rights in conjunction with the grant of an option, either at the time of the option grant or thereafter during its term and in respect of all or part of such option. Stock appreciation rights permit an optionee to request to receive (a) shares of Common Stock of the Company with a fair market value, at the time of exercise, equal to the amount by which the fair market value of all shares subject to the option in respect of which such stock appreciation right was granted exceeds the exercise price of such option, (b) in lieu of such shares, the fair market value thereof in cash, or (c) a combination of shares and cash. Stock appreciation rights are exercisable beginning no earlier than two years after the date of grant and extend over the period during which the related option is exercisable. To the extent a stock appreciation right is exercised in whole or in part, the option in respect of which such stock appreciation right was granted shall terminate and cease to be exercisable.

     No disposition of shares of Common Stock acquired as the result of the exercise of an option or stock appreciation right may be made within the later of two years of the date of grant of the option and one year of the acquisition of such shares.


EMPLOYEE THRIFT PLAN

     Employees of the Company who have completed six months of service may elect to have 2% to 6% of their base salary deferred as a contribution to a thrift plan instead of being paid to them currently (see table set forth on page 7 regarding 1998 contributions for the officers and directors identified therein). The Company (subject to certain limitations) contributes for each employee out of net investment income an amount equal to 200% of each employee's contribution or to the maximum permitted by law. Employees may also contribute an additional 10% of base salary to the thrift plan, but these post-tax contributions are not matched by the Company. All employee contributions are credited to the employee's individual account. Employees may elect that their salary deferral and other contributions be invested in a fixed income fund, intermediate bond fund, Common Stock of the Company or of Petroleum, or a combination thereof. The Company's contributions are invested entirely in its Common Stock. An employee's interest in amounts derived from the Company's contributions becomes non-forfeitable upon completion of 36 months of service or upon death or retirement. Payments of amounts not withdrawn or forfeited under the thrift plan may be made upon retirement or other termination of employment in a single distribution, in ten equal installments, or in an annuity.


EMPLOYEES' RETIREMENT PLAN

     The respective employees of the Company and Petroleum with one or more years of service participate in similar retirement plans pursuant to which contributions are made solely by the respective employers on behalf of, and benefits are provided for, employees meeting certain age and service requirements. The plans provide for the payment of benefits in the event of an employee's retirement at age 62 or older. Upon such retirement, the amount of the retirement benefit is 2% of an employee's final thirty-six months average annual salary, including bonuses, multiplied by years of service. Retirement benefits cannot exceed 55% of the final thirty-six months' average annual salary including bonuses. The criteria for calculation of retirement benefits under Petroleum's plan are the same. Benefits are payable in several alternative methods, each of which must be the actuarial equivalent of a pension payable for the life of the employee only. Retirement benefits (subject to any applicable reduction) are also payable in the event of an employee's early or deferred retirement, disability or death. Contributions are made to a trust to fund these benefits.

     On March 10, 1988, the Board of Directors of each of the Company and Petroleum unanimously approved a supplemental retirement benefits plan (together, the "Supplemental Plans") for employees of the Company or Petroleum, as the case may be. On June 11, 1998, the Supplemental Plans were amended and restated as of January 1, 1998. The purpose of each of the Supplemental Plans is to provide deferred compensation in excess of benefit limitations imposed by the Internal Revenue Code on tax-qualified defined benefit plans, including the retirement plans of the Company and Petroleum described above. In accordance with such limitations, the annual benefit payable under each retirement plan may not exceed the lesser of $130,000 for 1999 and the employee's average total compensation paid during the three highest-paid consecutive calendar years of employment. The $130,000 limit will be adjusted by the Secretary of the Treasury to reflect cost-of-living increases. In addition, the Internal Revenue Code limits the amount of benefits payable to beneficiaries of the tax-qualified retirement plan of each of the Company and Petroleum who are also participants in the respective employee thrift plan of the Company or Petroleum, as the case may be, if the combination of projected annual retirement benefits under such retirement plan and annual contributions under such employee thrift plan exceeds certain limits.

     The Supplemental Plans authorize the Company or Petroleum, as the case may be, to pay annual retirement benefits in an amount equal to the difference between the maximum benefits payable under such retirement plan and the benefits that would otherwise be payable but for the Internal Revenue Code's limitations on annual retirement benefits. All amounts payable under the Supplemental Plans will be paid from the general funds of the responsible company as benefits become due. The Company and Petroleum have established a funding vehicle using life insurance policies owned by the Companies for their respective Supplemental Plans. Payment of benefits under the Supplemental Plans will be made concurrently with and in the same form as payment of benefits under the related retirement plan. During 1998, the Company and Petroleum made payments of $18,844 and $15,467 under their respective Supplemental Plans.

BROKERAGE COMMISSIONS

     During the past fiscal year, the Company paid brokerage commissions in the amount of $676,456 on the purchase and sale of portfolio securities traded on the New York Stock Exchange and the American Stock Exchange, substantially all of which were paid to brokers providing research and other investment services to the Company. The average per share commission rate paid by the Company was $0.0594. No commissions were paid to an affiliated broker.


PORTFOLIO TURNOVER

     The portfolio turnover rate (purchases or sales, whichever is lower, as a percentage of weighted average portfolio value) for the past three years has been as follows:



       1998             1997              1996
-----------------   -----------   --------------------
         22.65%         17.36%                 19.60%

EXPENSE RATIO

     The ratio of expenses to the average net assets of the Company for the past three years has been as follows:



      1998            1997              1996
----------------   ----------   -------------------
         0.22%         0.39%                 0.34%

(B) RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Investment Company Act of 1940 (the "Act") requires, in effect, that the Company's independent accountants be selected by a majority of the members of the Board of Directors who are not "interested persons" (as defined by the Act) of the Company; that such selection be submitted for ratification or rejection at the annual meeting of stockholders; and that the employment of such independent accountants be conditioned on the right of the Company, by vote of the holders of a majority of its outstanding voting securities, to terminate such employment at any time without penalty. In accordance with such provisions, PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, Maryland, independent accountants, which firm was the Company's principal auditor during the year 1998, has been selected as independent accountants of the Company to audit the books and accounts of the Company for or during the year ending December 31, 1999, by a majority of those members of the Board of Directors who were not "interested persons" of the Company voting in person, and their selection is submitted to the stockholders for ratification by the affirmative vote of a majority of all the votes cast at the meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting to make a statement if they so desire and to respond to appropriate questions. PricewaterhouseCoopers LLP does not have any direct financial or any material indirect financial interest in the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.


(C) OTHER MATTERS AND ANNUAL REPORT

     As of the date of this proxy statement, management knows of no other business that will come before the meeting. Should other business be properly brought up, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

     The Annual Report of the Company for the year ended December 31, 1998, including financial statements, has been mailed to all stockholders entitled to notice of and to vote at the annual meeting to be held on March 30, 1999. If you did not receive a copy, you may request one by telephoning Lawrence L. Hooper, Jr., Secretary and General Counsel, at (800) 638-2479 or by sending Mr. Hooper an e-mail message at contact@adamsexpress.com.

     The Company has retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. The Company will pay CIC a fee for its services not to exceed $5,500 and will reimburse CIC for its expenses, which the Company estimates will not exceed $2,500.


(D) STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the 2000 Annual Meeting must be received at the office of the Company, Seven St. Paul Street, Baltimore, MD 21202, no later than October 15, 1999.

     In addition, pursuant to the Company's By-laws, stockholder proposals for consideration at the 2000 Annual Meeting which are not to be included in the Company's proxy statement and form of proxy must be received at the office of the Company at the address listed in the preceding paragraph no later than January 29, 2000 in order to be eligible for presentation at the 2000 Annual Meeting. Should the Company determine to allow a stockholder proposal that is received by the Company after January 29, 2000 to be presented at the 2000 Annual Meeting nevertheless, the Company will have discretionary voting authority with respect to such stockholder proposal.

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